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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-34196 and 333-64642) and in the Registration Statement (Form S-3 No. 333-68066) and in the related prospectuses of Sangamo BioSciences, Inc. of our report dated January 29, 2003, with respect to the consolidated financial statements of Sangamo BioSciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

Palo Alto, California
March 26, 2003

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS